                                                                    EXHIBIT 10.8

                                MASTER AGREEMENT

                                       FOR

                 MARKETING, OPERATIONAL AND COOPERATIVE SERVICES

THIS AGREEMENT ("Agreement") for the performance of Marketing, Operational and Cooperative Services is executed and made effective as of November 27, 2001 (the "Effective Date"), among EQUIFAX CONSUMER SERVICES, INC., a Georgia corporation with a primary place of business at 1550 Peachtree Street NW, Atlanta, GA 30335("Equifax"), and INTERSECTIONS INC., a Delaware corporation with a primary place of business at 14930 Bogle Drive, Chantilly, VA 20151, and CREDITCOMM SERVICES LLC, a Delaware limited liability company with a primary place of business at 14930 Bogle Drive, Chantilly, VA 20151 (Unless the context otherwise requires, Intersections Inc. and CreditComm Services LLC are referred to herein collectively as "Intersections").

WHEREAS, Intersections is engaged, among other things, in the business of promoting, selling and providing consumer privacy and fraud prevention products and services, including credit monitoring, notification, credit analysis, theft of identity insurance, fraud consulting and related services; and

WHEREAS, Equifax is a consumer credit information company that maintains databases of consumer credit information and provides such data and related services to businesses and consumers; and

WHEREAS, pursuant to a certain Note Purchase Agreement dated as of November, _____, 2001 among Intersections and CreditComm, as the issuers, and CD Holdings Inc., an Affiliate of Equifax, as the Purchaser, (the "Investment Agreement"), Equifax is concurrent with this agreement, loaning certain funds to Intersections; and

WHEREAS, to further develop their relationship, the parties desire to provide to each other certain marketing and operational support, and to collaborate in exploring certain cooperative opportunities as described herein, and to perform and assume the functions, responsibilities and tasks associated with such marketing and operational support services.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       DEFINITIONS.

         1.1. Capitalized terms not defined herein shall have the meanings set forth on Exhibit A hereto.

2.       AGREEMENT TO PROVIDE SERVICES.

         2.1. Intersections shall, subject to the terms and provisions of this Agreement, provide Equifax with (i) Credit Watch (Offline) Services as described on Exhibit B, and Credit Watch On-line Ordering Services as described in Exhibit B-1 and (ii) such other services as the Parties may from time to time mutually agree upon pursuant to Sections 5 or 6 hereof (collectively, the "Intersections Services").

         2.2. Equifax shall, subject to the terms and provisions of this Agreement, provide Intersections with (i) Online Ordering for Tri-Bureau Reports Services as described on Exhibit C and (ii) such other specific services as the Parties may from time to time mutually agree upon pursuant to Sections 5 or 6 hereof (collectively, the "Equifax Services").

3.       PERFORMANCE AND RESOURCES

         3.1. Each Party agrees that its respective performance of the Services, or any other obligation under this Agreement, shall at a minimum (a) be performed for the other Party in a diligent, workmanlike manner in accordance with generally accepted, industry standards applicable to the performance of such Services, and (b) shall meet or exceed each of the applicable Performance Standards set forth in the Exhibit applicable to such Service, subject to any limitations, and in accordance with the provisions of this Agreement.

         3.2. Except as otherwise provided in the Agreement, Equifax and Intersections, respectively shall each provide and administer, manage, support, maintain and pay for all resources (including, without limitation, personnel, hardware, software, facilities, services and other items, however described) necessary or appropriate to provide, perform and deliver the Equifax Services or the Intersections Services, respectively, or in performing any other obligation as described in the Agreement.

         3.3. Each Party represents and warrants that it has, and during the Term will have, and each of the employees and subcontractors that it will use to provide and perform the Services has, and during the Term will have, the necessary knowledge, skills, experience, qualifications, rights and resources to provide and perform the Services in accordance with the Agreement.

         3.4. Each Party will have the right to change the location of the activities associated with any Services with the prior written consent of the other Party which consent shall not be unreasonably withheld.

         3.5. The Parties covenant to timely and diligently cooperate to effect the goals, objectives and purposes of the Agreement and to facilitate the performance of their respective duties and obligations under the Agreement in a commercially reasonable manner. Further, the Parties agree to deal and negotiate with each other and their respective Affiliates in good faith in the execution and implementation of their duties and obligations under the Agreement. However, nothing in this Agreement or Exhibit shall be construed as creating a relationship in which either Party is the fiduciary of the other.

         3.6. During the term of this Agreement, Equifax and Intersections will permit employees and agents of the other reasonable access to its premises if reasonably necessary for the Party to perform the Services or otherwise perform under this Agreement. While on the premises of the other, the employees and agents of the visiting Party shall abide by the rules and regulations of the hosting Party. The visiting Party shall indemnify, defend and hold the hosting Party harmless from and against any and all damages, losses, costs and expenses suffered or incurred by reason of damage to person or property caused by the gross negligence or willful misconduct of its employees or agents while on the premises of the hosting Party.

4.       CUSTOMER SERVICE

         4.1. For each Service, the Parties shall agree as to (i) the elements of customer service to be provided, (ii) which party shall provide the same, and (iii) the performance standards that shall apply to such Customer Service. Such agreement shall be specified on the applicable Exhibit.

5.       CHANGES OR ADDITIONS TO SERVICES

         5.1. Changes to Services. In the event that either Party wishes to change the scope of a Service currently being provided, the requesting Party's Project Executive or his or her designee shall submit a written proposal to the other Party's Project Executive describing such desired change or such additional Service. Such Party's Project Executive shall review the proposal and reject or accept the proposal in writing within a reasonable period of time, but in any event within thirty (30) days after receipt of the proposal. The Project Executive may also request that the Integrated Planning Team review the proposal within the thirty-day (30) period and provide it with such additional information as it requests. In the event that the proposal is rejected, the writing shall include the reason for rejection. In the event that the proposal is accepted, the parties shall mutually agree to terms of such change and memorialize such by amending the applicable Exhibit pursuant to
         Section 23 as applicable.

         5.2. Additional Services. In the event that either Party wishes to request that the other provide a service not currently provided pursuant to this Agreement, such requesting Party's Project Executive or his or her designee shall submit a written proposal to the other Party's Project Executive and such proposal shall be considered pursuant to the process and time frames set forth in subparagraph 5.1. above. Any new Services to be performed pursuant to this Agreement shall be memorialized in writing by the Parties by entering into an Exhibit to this Agreement in substantially the form of Exhibit D-4.

6.       AGREEMENT REGARDING CERTAIN COOPERATIVE OPPORTUNITIES

         6.1. Cooperative Opportunities. Equifax and Intersections shall cooperate in exploring the efficiency of pursuing the opportunities set forth on Exhibits D (New Product Development Cooperation); D-1 (Extension Product Development); D-2 (Product Convergence Cooperation); and D-3 (Marketing Channels Cooperation) (collectively the "Cooperative Opportunities").

                  6.1.1.   Commitment to Investigate. Each Party shall dedicate
                        an appropriate level of resources (as determined by the respective Party, in its sole discretion) to investigate the desirability of pursuing the Cooperative Opportunities and may assign the Integrated Planning Team to this function. The Parties shall (i) pursue each of the Cooperative Opportunities in the priorities indicated by the "Commence Activity dates and the "Reach Go or No-Go Decision" dates ("Decision Dates") set forth on Exhibits D, D-1, D-2, and D-3, (ii) by the indicated Decision Dates decide whether to terminate such project or continue to pursue such project, (iii) if the decision is to continue to pursue such project, jointly agree to the respective commitments of each Party in a writing which will be added to this Agreement as an Exhibit in substantially the form of Exhibit D-4, which at a minimum shall include the following: (a) a description of the service or product to be provided, (b) a description of the obligations of each Party, (c) a determination of ownership of the product or service, (d) how User Information is to be treated, (e) a determination of the ownership of customers relating to the Service, (f) a determination of the applicability of privacy policies, (g) a license of any Marks
                  (h) a determination of ownership of any intellectual property related to the Service and specifies any usage rights (i) how costs incurred and revenues are to be allocated between the Parties, (j) timetable for implementation, and (k) any other specific requirements or additional terms applicable to the Service and agreed to by the Parities.

         6.2. No Other Obligation. Equifax and Intersections each acknowledge and agree that (i) nothing contained in this Section 6 or elsewhere in this Agreement obligates either Party to pursue any Cooperative Opportunity beyond the specific limited obligations of
         Section 6.1.1 and none is to be implied from any provision of this Agreement; (ii) either Party may decide not to pursue any of the Cooperative Opportunities; (iii) neither Party is obligated to enter into any Exhibit or other Agreement with respect to any Cooperative Opportunity and may in its absolute sole discretion choose not to; and
         (iv) no obligation regarding any Cooperative Opportunity beyond those specifically set forth in Section 6.1.1 exists and shall not exist unless and until the Parties enter into a separate additional Exhibit or other Agreement in writing executed by both Parties setting forth such additional obligations with respect to such Cooperative Opportunity.

         6.3. Intersections' Business. Each of the Parties acknowledges and agrees that the business as presently conducted by Intersections presently includes the products, services and processes constituting the Cooperative Opportunities identified on Exhibits D (New Product Development Cooperation); D-2 (Product Convergence Cooperation); and D-3 (Marketing Channels Cooperation).

          6.3.1 Excluded Business. Each of the Parties acknowledges and agrees that the business as presently conducted by Intersections does not presently include the products and services constituting Cooperative Opportunities identified on Exhibit D-1 (Extension Product Development), and that the same do not, nor shall they be construed to constitute, an agreed expansion of the business as presently conducted by Intersections. If, and only if, (i) Equifax agrees that it and Intersections shall pursue any such Cooperative Opportunity and (ii) the Parties execute any required exhibit or other written agreement indicating their mutual agreement regarding such Cooperative Opportunity, shall the business of Intersections include, or be deemed to include, any such Cooperative Opportunity.

         6.4 Limitations. Notwithstanding any other provision of this Agreement, Intersections agrees that if the Parties do not agree to mutually pursue a Cooperative Opportunity identified in Group B of Exhibit D (New Product Development Cooperation), or in Exhibit D-1 (Extension Product Development), Intersections shall not pursue such opportunity without Equifax unless Equifax has given its consent in writing to Intersections so pursuing such opportunity; provided, however, that Intersections may pursue an opportunity included in Group B of Exhibit D if it first presents to Equifax a written confirmation (in a form reasonably satisfactory to Equifax) signed by a non-consumer business customer requesting such product.

7.       AGREEMENT REGARDING EQUIFAX CREDIT INFORMATION

         7.1. Intersections shall use Equifax Credit Information as the sole component of all of its existing and future one-bureau products that require credit information, subject to the provisions of the Data Agreement and the Credit Monitoring Agreement. In addition, Intersections shall utilize Equifax Credit Information as one of the two bureaus used in any of its dual bureau products, and as one of the three bureaus used in any tri-bureau products requiring credit information unless an Intersections client makes a specific request not to include Equifax.

         7.2. Simultaneously with entering into this Agreement, Intersections and Equifax (or an Equifax Affiliate, shall enter into an amendment to Agreement - Consumer Disclosure Service (the "Data Agreement") in the form attached hereto as Exhibit E providing for certain changes in the terms upon which Intersections receives Equifax Credit Information.

         7.3. Simultaneously with entering into this Agreement, Intersections and Equifax (or an Equifax Affiliate) shall enter into an agreement in a form substantially similar to that attached hereto as Exhibit F (the "Credit Monitoring Agreement") pursuant to which Equifax shall provide to Intersections Credit Monitoring Services, i.e., a process whereby Equifax (or an Equifax Affiliate) monitors the credit file of Intersections' customers and reports to Intersections specific changes to the files which Intersections will then report to the customer as a component of its monitoring products.

         7.4. Intersections shall use its best efforts to transition all of its existing one bureau and dual bureau reports products to use Equifax Credit Information as its underlying component, not later than one hundred and eighty (180) days after the Effective Date.

         7.5. Intersections will on a monthly basis report to Equifax the number of its one bureau and dual bureau report customers who have been converted to Equifax and the number still to be converted.

         7.6. Equifax will cooperate with Intersections in its transition efforts including providing such reasonable assistance that Intersections may request (subject to any legal or contractual obligations restraining Equifax's actions).

8.       AGREEMENT REGARDING EQUIFAX AUTHENTICATION SERVICES.

         8.1. Intersections shall use Equifax eIDverifier(TM) authentication services as its exclusive online authentication service for all websites maintained by it for the purpose of selling products, except that Intersections may continue to utilize another service to authenticate for the existing clients shown on Exhibit G.

9.       AGREEMENT REGARDING WEBSITE HOSTING.

         9.1. Simultaneously with entering into this Agreement, Intersections and Equifax shall enter into a hosting agreement in a form substantially similar to that attached hereto as Exhibit H whereby Equifax shall provide webpage hosting services to Intersections on the terms and for the fees set forth in such agreement.

10.      FEES AND PAYMENT.

         10.1. Fees. Intersections shall pay Equifax for all the Equifax Services as described on the applicable Exhibits, and Equifax shall pay Intersections for all the Intersections Services as described on the applicable Exhibits, at the rates specified on each such Exhibit. In addition, each Party shall pay to the other (i) any costs incurred by a Party specifically required to be reimbursed/paid by the other Party,
         (ii) any revenue share amount specified in this Agreement, and (iii) any other amount agreed to by the parties to be paid.

         10.2. Payments. The Parties shall render invoices monthly, as applicable. All invoices submitted by either Party are due and payable within thirty (30) days of the receipt of the invoice, subject to the right of the Party receiving the invoice to withhold payment in the event of a good faith dispute pursuant to Section 10.4. Late payments shall accrue interest from the invoice date at the lesser of (i) one-and-one-half percent (1 1/2%) per month and (ii) the highest rate allowed by law. Subject to Section 10.4, if either Party fails to pay any invoice within thirty (30) days after receipt of the invoice date, and thereafter fails to make such payment within fifteen (15) days after written notice from the invoicing Party of such failure, the invoicing Party may, in addition to any other remedies available to it under this Agreement, suspend performance of Services.

         10.3. Credits. With respect to any amounts to be paid or reimbursed by one Party to the other pursuant to this Agreement for any month, a Party may, at its option, pay that amount to the other Party by giving the other Party a credit against amounts otherwise payable. Any such credit shall be clearly reflected on the invoice(s) submitted to the other party for such month.

         10.4. Remittances. Where any Service requires a Party to collect funds on behalf of such other Party, the collecting Party shall (i) duly collect all funds as agreed for the other Party, (ii) maintain reasonable and customary accounting records showing the amounts collected, any refunds or incomplete payments process, and (iii) pay such amounts to the other Party in accordance with the timetable to be agreed upon by the Parties and include with such payment a detailed accounting with such payment.

                  10.4.1 Remittances that are paid to a Party late shall be subject to the interest rate set forth in Section 10.2 above, which the collecting Party shall also pay to the represented Party when remitting such collected funds.

         10.5. Disputed Amounts. If a Party, in good faith, disputes any amounts regarding the Services, or any other obligation under this Agreement, such Party may withhold any such disputed amounts from any amounts owed to the other Party pursuant to this Agreement, if the problem giving rise to the dispute has not been resolved to the Party's reasonable satisfaction by the time payment on such invoice is due. In accordance with the resolution of the dispute, the Party shall pay to the Party owed the amounts agreed upon to be paid pursuant to such resolution. Regardless of any dispute, a Party shall remit to the other the invoiced amount minus the disputed amount.

         10.6. Taxes. Unless otherwise stated in an applicable Exhibit, the costs and fees payable under such Exhibit shall be exclusive of any and all sales, use, ad valorem, value added or similar taxes.

         10.7. Additional Taxes. If an additional sales, use, privilege, value added, excise, services or similar tax is assessed on the provision of any of the Services, or any Deliverable relating to a Service, however levied or assessed, the Party receiving the Service shall be responsible for and pay the amount of any such tax. The Party rendering the Service will add to any charges hereunder to which such taxes apply, amounts equal to any such taxes, however designated or levied, based upon such charges, or upon this Agreement or any Services or items provided hereunder, or their use, and any such taxes or amounts in lieu thereof shall be paid by the other Party in respect of the foregoing. Invoices shall identify those Services that are subject to tax.

         10.8. Cooperation. The parties shall cooperate reasonably with each other to determine accurately each Party's tax liability and to minimize such liability to the extent legally permissible. To substantiate any claimed exemptions, the Party claiming the exemption shall supply to the other the appropriate exemption or resale certificates.

         10.9. Method of Payment. Unless otherwise stated in the applicable Exhibit or otherwise agreed to by the parties, all amounts payable by the parties for the services rendered by the other pursuant to this Agreement shall be remitted in United States dollars in the form of a wire transfer.

11.      MANAGEMENT AND REPORTS

         11.1. Integrated Planning Team. The Parties shall form and participate in an Integrated Planning Team composed of three representatives from each company for the following purposes: (i) to provide leadership and direction for the relationship over the Term of the Agreement; (ii) to perform the activities described in Section 6 regarding the Cooperative Opportunities, (iii) to participate in the Dispute Resolution Process pursuant to Section 21, and (iv) to report to Intersections and Equifax regarding each of the foregoing areas.

                  11.1.1.  The Integrated Planning Team shall meet periodically, as shall be mutually agreed, to discuss issues that arise in the performance of any Service or any other obligation under this Agreement.

         11.2. Project Executives and Managers. Prior to the Effective Date, Intersections and Equifax will each designate a Project Executive to whom all communications regarding the Parties' relationship under this Agreement may be addressed and who has the authority to act for the appointing Party and its subcontractors in connection with all aspects of this Agreement.

         11.3. Reports. Equifax and Intersections shall agree on the form of reports that shall be provided with respect to the Equifax Services and the Intersections Services and unless the parties otherwise agree, such reports shall be described on each Exhibit with respect to the Service, or obligation, to which it relates. In general, each Party will provide reports to the other that reflect in detail (i) the quantities of Services provided, (ii) revenues and cost associated therewith, and
         (iii) evidence of compliance with any applicable performance criteria or service level.

         11.4. Use of Subcontractors. Each Party may engage subcontractors to perform and deliver any part or portion of the Services. Each Party shall remain primarily liable and obligated to the other Party for the timely and proper performance of all of its obligations hereunder even if such obligations are delegated to third-party subcontractors, and for the proper and timely performance and actions of any person or entity to which it delegates or subcontracts any such obligation.

12.      OWNERSHIP OF WORK PRODUCT, TRADENAMES, AND TRADEMARKS

         12.1. Ownership of Services. Except as otherwise provided herein or in an Exhibit, or unless the Parties otherwise agree in writing, and except for Confidential Information (which shall exclusively be governed by Section 13) Equifax and Intersections, each acknowledges and agrees that (i) each shall be the sole and exclusive owner of all Intellectual Property relating to the Equifax Services, and the Intersections Services, respectively. and (i) Marks (x) owned by the Party as of the Effective Date, (y) created by it after the Effective Date, or (z) assigned to it pursuant to Section 12.8,

                  12.1.1.  No Transfer of Ownership. Nothing in this Agreement is intended to transfer any ownership rights to any Intellectual Property or Mark from one Party to another. Title to and ownership of a Party's Intellectual Property or Marks shall remain with the Party. Each Party hereby acknowledges and agrees that it will not use or apply to register any Intellectual Property owned, or Mark used by the other Party, whether registered or unregistered, or any other name, mark, designation, logo, device or design similar to any Mark of the other, except on Services and Deliverables provided or produced for the other Party pursuant to this Agreement and in accordance with the provisions of this Agreement.

                  12.1.2.  No Challenge to Ownership. Neither Equifax nor
                        Intersections will challenge the validity or ownership of any Intellectual Property or Marks provided or originated by the other, nor assert any adverse claims of ownership thereof, and each Party agrees that it will execute and deliver to the other any and all documents necessary to confirm the first Party's ownership rights therein

         12.2. Ownership of Materials. The Parties shall agree with respect to any Program Communications and Work Products to be produced pursuant to this Agreement, which Party shall have and retain ownership and the Intellectual Property rights (the nature and extent of such rights) in any such Program Communications and Work Products that are created, prepared or produced in connection with this Agreement and all such Program Communications and Work Product shall remain the property of the designated Party.

                  12.2.1.  Any Program Communications and Work Products created, prepared and produced jointly shall vest jointly, unless the Parties otherwise agree in writing.

                  12.2.2.  Notwithstanding Section 12.2.1, unless the Parties otherwise agree in writing, any artwork, text, copy, materials or original concepts of any kind that either Party provides to the other ("Artwork"), whether for the purpose of inclusion or use in the creation of the Program Communications or Work Product or for any other purpose, shall remain the exclusive property of the providing Party, and Marks provided therein shall remain the exclusive property of such Party. Each Party agrees with respect to such Artwork and Marks, (i) that consistent with the other Party may use any of its Artwork or Marks incorporated into jointly produced and owned Program Communications and Work Products as the Parties have agreed such Party may use such Program Communications and Work Products, (ii) a Party shall not use the other Party's Artwork or Marks other than in accordance with the terms of this Agreement, provided, however, that Equifax understands that Intersections works with credit grantors on marketing programs and that certain materials developed for Equifax may be adaptations of materials successfully used with such other such programs, and materials developed for Equifax may be adapted to such other programs.

         12.3. Trademark Licenses. A Party may by including the specific terms of such license in an Exhibit relating to a Service grant to the other a non-exclusive license to use such of its Marks as it provides to the other: (a) with respect to the Services to be performed pursuant to such Exhibit and with respect to any Deliverables related thereto,
         (b) on the Party's webpages in links to the other's websites in connection with advertising such Services, (c) with respect to any Cooperative Opportunity, as the Party's shall agree in writing pursuant to Section 6, and (d) in any other manner approved in writing by the owner of the Marks in connection with this Agreement.

                  12.3.1.  Limitations. The licensee will use the Marks (i)
                        exactly in the form provided and in conformance with any trademark usage policies or other directions provided to such Party by the owner of the Marks, and (ii) only in the United States of America and Canada. The licensee will not take any action inconsistent with the owner's ownership of the Marks, and any benefits accruing from use of such Marks will automatically vest in the owner of the Marks. The licensee will not form any combination marks with the other Party's Marks.

                  12.3.2.  Product Identification and Labeling. The Parties will agree as to each Service (including any related Deliverables) to be provided hereunder, which Party's Marks will apply to such Service. Where it is determined that a Party's Marks shall be applied to a particular Service, the same shall be indicated in the Exhibit relating to that Service or otherwise in writing and the terms of this Section 12 shall apply.

                  12.3.3.  Termination of License. A Party may terminate any trademark license granted in accordance with this
                        Section 12.3 with respect to one or more of its Marks, if, in its sole discretion, the licensee's use of the Marks tarnishes, blurs or dilutes the quality associated with any of the Marks or the associated goodwill and such problem is not cured within ten (10) days after receipt of written notice of such complaint. Alternatively, instead of terminating the license in total, the owner may specify that the other Party may utilize the Marks in a different manner, or, with respect to Internet usage, that certain pages of the licensee's website may not contain the Marks.

         12.4. New Marks. In the event that pursuant to this Agreement, the Parties agree to produce a new trade name or trademark to be associated with a new product or service, the Parties shall in the Exhibit or other writing memorizing the agreement regarding such new product or service, indicate which Party shall have ownership of any such trade names, trademarks, service marks or other associated intellectual property.

         12.5. Sublicensing Limits. No license rights granted pursuant to this Agreement are sublicenseable. Notwithstanding the foregoing, either Party may use third-party web hosts or web integrators, but all actions or failures to act of the web hosts or web integrators, as the case may be, that would be a breach of this Agreement, were the actions or failures to act taken by the applicable Party, will be deemed a breach of this Agreement.

         12.6. No Other Licenses. Except as specifically provided herein or in any Exhibit, neither Party grants to the other any right or license, express or implied, in the other's intellectual property or Marks.

         12.7. Survival. The provisions of this Section shall survive the expiration or termination of this Agreement for any reason whatsoever, and shall remain in full force and effect thereafter.

13.      CONFIDENTIAL INFORMATION

         13.1. Definition of Confidential Information. Each Party agrees that all information supplied by one Party and its Affiliates and agents (collectively, the "Disclosing Party") to the other ("Receiving Party") including, without limitation, (i) source code, prices, databases, hardware, software, programs, engine protocols, models, displays and manuals, product plans and specifications, including, without limitation, the selection, coordination, and arrangement of the contents of such materials and (ii) any unpublished information concerning research activities and plans, marketing or sales plans, pricing or pricing strategies, operational techniques, strategic plans, User Information, and unpublished financial information, including information concerning revenues, profits and profit margins will be deemed confidential and proprietary to the Disclosing Party, regardless of whether such information was disclosed intentionally or unintentionally or marked as "confidential" or "proprietary" ("Confidential Information").

         13.2. Exclusions. Confidential Information will not include any information or material, or any element thereof, to the extent any such information or material, or any element thereof:

                  13.2.1.  has been previously published or is published
                        hereafter, unless such publication is a breach of this Agreement or a similar non-disclosure agreement;

                  13.2.2.  was already known to the Receiving Party prior to being disclosed by or obtained from the Disclosing Party as evidenced by written records kept in the ordinary course of business of or by proof of actual use by the Receiving Party;

                  13.2.3.  has been or is hereafter rightfully received by the
                        Receiving Party from a third person (other than the Disclosing Party) without restriction on disclosure and without breach of this Agreement; or

                  13.2.4.  has been independently developed by the Receiving
                        Party.

         13.3. Presumption. It will be presumed that any Confidential Information in a Receiving Party's possession is not within exceptions in subsections 13.2.2, 13.2.3, or 13.2.4 above, and the burden will be upon the Receiving Party to prove otherwise by records and documentation.

         13.4. Treatment of Confidential Information. Each Party recognizes the importance of the other's Confidential Information. In particular, each Party recognizes and agrees that the Confidential Information of the other is critical to their respective businesses and that neither Party would enter into this Agreement without assurance that such information and the value thereof will be protected as provided in this
         Section 13.4 and elsewhere in this Agreement. Accordingly, each Party agrees as follows:

                  13.4.1.  The Receiving Party will hold any and all
                        Confidential Information it obtains in strictest confidence and will use and permit use of Confidential Information solely for the purposes of this Agreement;

                  13.4.2.  The Receiving Party may disclose or provide access to its responsible employees and/or Affiliates who have a need to know and may make copies, of Confidential Information only to the extent reasonably necessary to carry out its obligations hereunder;

                  13.4.3.  The Receiving Party currently has, and in the future will maintain in effect and enforce, rules and policies to protect against access to or use or disclosure of Confidential Information other than in accordance with this Agreement, including without limitation written instructions to and agreements with employees and agents to ensure that such employees and agents protect the confidentiality of Confidential Information. The Receiving Party expressly will instruct its employees and agents not to use or to disclose Confidential Information to third parties, including without limitation customers, subcontractors or consultants, except in accordance with the terms of this Agreement unless the Disclosing Party has given its prior written consent to such disclosure;

                  13.4.4.  Each Party, at its own expense, will take all steps, including, without limitation the initiation and prosecution of actions at law or in equity, necessary or appropriate to prevent use or disclosure, and upon any unauthorized disclosure further unauthorized disclosure or use, of any Confidential Information received or obtained by it except as expressly permitted by the terms of this Agreement;

                  13.4.5.  Except as otherwise provided in this Agreement,
                        neither Party will copy (other than regular backup copies), modify, disassemble, reverse engineer or decompile any of the other's Confidential Information, including, its intellectual property;

                  13.4.6.  Neither Party will make any use whatsoever at any time of the other's Confidential Information except as expressly authorized in this Agreement; and

                  13.4.7.  The Receiving Party will notify the other immediately of any unauthorized disclosure or use, and will cooperate with the Disclosing Party to protect all proprietary rights in and ownership of its Confidential Information.

         13.5. Compelled Disclosures. To the extent required by applicable law or by lawful order or requirement of a court, governmental authority or self-regulatory agency having competent jurisdiction over the Receiving Party, the Receiving Party may disclose Confidential Information, including User Information, in accordance with such law or order or requirement, subject to the following conditions: As soon as possible after becoming aware of such law, order or requirement and prior to disclosing Confidential Information, pursuant thereto, the Receiving Party will so notify the Disclosing Party in writing and, if possible, the Receiving Party will provide the Disclosing Party notice not less than five (5) business days prior to the required disclosure. The Receiving Party will use reasonable efforts not to release Confidential Information, pending the outcome of any measures taken by the Disclosing Party to contest, otherwise oppose or seek to limit such disclosure by the Receiving Party and any subsequent disclosure or use of Confidential Information that may result from such disclosure. The Receiving Party will cooperate with the Disclosing Party regarding such measures. Notwithstanding any such compelled disclosure by the Receiving Party, such compelled disclosure will not otherwise affect the Receiving Party's obligations hereunder with respect to Confidential Information so disclosed.

         13.6. Return of Confidential Information. Upon the request of either Party or upon the expiration or termination of this Agreement for any reason, the Receiving Party will promptly (i) return or destroy, at the Disclosing Party's option, all originals and copies of all documents and materials it has received containing the Disclosing Party's Confidential Information, (ii) deliver or destroy, at the Disclosing Party's option, all originals and copies of all summaries, records, descriptions, modifications, negatives, drawings, adoptions and other documents or materials, whether in writing or in machine-readable form, prepared by the Receiving Party, prepared under its direction, or at its request from the documents and materials referred to in subparagraph (i); and (iii) provide a notarized written statement to the Disclosing Party certifying that all documents and materials referred to in subparagraphs (i) and (ii) have been delivered to the Receiving Party or destroyed, as requested by the Disclosing Party.

14.      USER INFORMATION

         14.1. Ownership. The Parties shall agree in writing with respect to each Service, which Party shall be deemed the owner of the User Information collected from Consumers purchasing or accessing of the Service. The Parties may agree that due to the joint nature of the Service, both parties shall jointly be the owners of such User Information. Determinations relating to User Information shall be included in the Exhibit relating to a Service.

         14.2. User Privacy. The parties shall agree for each Service which Party's privacy policy shall apply and may agree that compliance with both Intersections' and Equifax' policies is required. At a minimum, the Equifax Services and the Intersections Services shall comply with any applicable law, including any applicable notice and opt out requirements. Determinations relating to User Privacy shall be included in the Exhibit relating to a Service and all User Information shall be treated accordingly.

         14.3. Treatment of User Information. Without limiting any other warranty or obligation specified in this Agreement, and in particular the confidentiality provisions of Section 13, during the term of this Agreement and thereafter in perpetuity, Equifax and Intersections both agree not to gather, store, or use any User Information belonging to the other in any manner not agreed to by the owner of the User Information and, each agrees not to disclose, distribute, sell, share, rent or otherwise transfer any User Information to any third party, except as expressly provided in this Agreement, or in any Exhibit, or as the Party that owns the User Information may have expressly and reasonably directed in advance in writing.

         14.4. Retention of User Information. Except as expressly permitted in this Agreement, a Party will not retain any User Information belonging to the other Party for any period longer than necessary for the retaining Party to fulfill its obligations under this Agreement. As soon as the retaining Party no longer needs to retain such User Information in order to perform the Services or any other obligation under this Agreement, the retaining Party shall return such User Information to the deemed owner of such information. Notwithstanding the foregoing, either Party may retain User Information in aggregate statistical form for a period of three (3) years following termination of this Agreement.

         14.5. Security of User Information. Each Party will maintain and enforce safety and physical security procedures with respect to its access and maintenance of User Information that are (a) at least equal to industry standards for such types of locations, and (b) which provide reasonably appropriate technical and organizational safeguards against accidental or unlawful destruction, loss, alteration or unauthorized disclosure or access of User Information and all other data owned by a Party and accessible by the other Party under this Agreement. Without limiting the generality of the foregoing, each Party will take all reasonable measures to secure and defend its location and equipment against "hackers" and others who may seek, without authorization, to modify or access its systems or the information found therein without its consent. Both parties will periodically test their systems for potential areas where security could be breached. Both parties will report to the other Party immediately any breaches of security or unauthorized access to their respective systems that they detect or become aware of. Both parties will use diligent efforts to remedy such breach of security or unauthorized access in a timely manner.

                  14.5.1.  All User Information must be stored in a physically secure environment that protects it from unauthorized access, modification, theft, misuse and destruction. In addition, to the general standards set forth above, each Party will maintain an adequate level of physical security controls over its facility including, but not limited to, appropriate alarm systems, fire suppression, access controls (including off-hour controls) which may include visitor access procedures, security guard force, and video surveillance.

15.      PROVISIONS RELATING TO NETWORKS AND SYSTEMS

         15.1. Connectivity. The Parties acknowledge that one or more of the Services may require the parties to establish connectivity between their respective system networks. For any such connectivity or other actions required by this Agreement that relate to a Party's network, webpages or internet access, the following provisions shall apply unless the Parties agree otherwise in writing.

         15.2. Policies. Each Party shall deliver to the other copies of its respective network and internet policies and shall comply with such applicable policies when connecting to the other's network system, except if any such policy conflicts with the terms of this Section 15, the terms of this Section shall prevail and, the effected Party shall adjust its practices to bring them in line with the terms of this Section.

         15.3. Internet Service Standards. Both parties shall, when connecting to and or transmitting through the Internet is required to provide a Service or other obligation hereunder, comply with the Internet Service Standards attached hereto as Exhibit I.

         15.4. No Disabling Devices or Viruses. Each Party will use its best efforts to ensure that any device that it connects to the other's network, server, or any system, or any deliverable that it provides to the other that is intended to connect to any network, server, or system of the other, shall not contain any program, routine, device, or other undisclosed feature, including, without limitation, a time bomb, virus, software lock, drop dead device, malicious logic, worm, Trojan horse, or trap door that is designed to delete, deactivate, interfere with, or that is intended to provide access or produce modifications not authorized by the receiving Party (collectively, "disabling procedures"). Such warranty is intended to apply regardless of whether such disabling procedures are intended or authorized to be included in such connection or deliverable by the receiving Party. A Party will immediately notify the other if it becomes aware that any such disabling procedures have been, or may have been, transferred to the other's network, server, or other system, or may have been included in any Deliverable.

         15.5. Content License. Subject to specific agreements to be memorialized in an Exhibit, each Party hereby grants to the other a non-exclusive license to use, reproduce, distribute, create derivative works of, publicly perform, publicly display and digitally perform the "Internet Content" (defined as all content or information including without limitation any text, music, sound, photographs, video, graphics, data or software, in any medium, provided by a Party to the other Party for display on a Webpage or server, or transmitted via the Internet in connection with providing a Service hereunder or in conjunction with any other obligation hereunder). A Party will not provide any Internet Content that: (a) infringes upon any intellectual property or publicity/privacy right; (b) violates any law or regulation; (c) is defamatory, obscene, harmful to minors or child pornographic; (d) contains any viruses, Trojan horses, worms, time bombs, cancelbots or other computer programming routines that are intended to damage, detrimentally interfere with, surreptitiously intercept or expropriate any system, data or personal information; or
         (e) is materially false, misleading or inaccurate. A Party transferring Internet Content shall promptly notify the Party receiving the Internet Content if it discovers any mistakes, omissions, errors, viruses, or other defects in the Internet Content and will promptly inform the receiving Party of: (i) the date of discovery; (ii) the method of transmission or causation; and (iii) the corrective action taken by the transferring Party.

         15.6. Ownership of Domain Names. Each Party will retain all right, title and interest in and to, and ownership of, their own respective domain names, and the other Party will not acquire any right, title, or interest therein. Each Party acknowledges that the domain names will be associated with the respective parties and/or their Affiliates and that each Party will build up substantial goodwill in the domain names and, accordingly, that the domain names will be a valid trademark and/or service mark of the respective Parties and/or their Affiliates.

         15.7. Cookies. Neither Party shall engage in the use of such files, text, code, web bugs, GIFs or other items which track user behavior ("Cookies") on any server or webpages used to provide Services to the other in any manner without the other Party's prior written consent. If a Party does provide such written consent, it may place reasonable conditions and restrictions on the use of such Cookies.

         15.8. Export Controls. The Parties acknowledge that if any of the Services or any related technical information, documents and materials, are subject to export controls under the U.S. Export Administration Regulations and/or the Parties will (i) comply strictly with all legal requirements established under those controls; (ii) cooperate fully with any official or unofficial audit or inspection that relates to those controls conducted by the U.S. Export Administration or such other governing body with jurisdiction over such matters; and (iii) not export, re-export, divert or transfer, directly or indirectly, any such item to countries that are embargoed by Executive Order without the prior written authorization of Equifax and the U.S. Commerce Department or such other governing body with jurisdiction over such matters.

16.      ANNOUNCEMENTS, PUBLICITY AND SOLICITATION

         16.1. Announcements; Publicity. Subject to specific agreements regarding advertising and marketing relating to a Service, to be memorialized in an Exhibit, during the term and at all times after the termination or expiration of this Agreement, neither Party shall make any media release or other public announcement relating to or referring to this Agreement or the Services provided under this Agreement without the other's prior written consent. Except pursuant to the terms of the Agreement including applicable Exhibits, neither Party shall acquire any rights to use, and shall not use, without the other's prior written consent, the terms or existence of this Agreement, the Marks of the other, their Affiliates, employees, directors, shareholders, assigns, successors or licensees: (a) in any advertising, publicity, press release, client list, presentation or promotion; (b) to express or to imply any endorsement of the services; or (c) in any manner other than expressly in accordance with this Agreement.

         16.2. No Advertising or Links. Neither Party shall include any advertising, promotions, merchandising, or marketing services (including, but not limited to, banners, links, marketing services, promotions, product tie-ins, or product or service merchandising) to third parties in or on any electronic connectivity, or webpage provided to the other, without prior written consent from the other Party.

17.      REPRESENTATIONS AND WARRANTIES

         17.1. Mutual Representations and Warranties. Equifax, Intersections Inc., and CreditComm Services LLC, each, respectively, represents and warrants with respect to themselves as follows: (a) such Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, and has the power and authority to carry on its business as now being conducted, (b) such Party has the financial resources, personnel and organizational resources to perform its obligations under this Agreement and will notify the other of any change in such Party's circumstances that would materially adversely impact its ability to perform its obligations under this Agreement, (c) there is no action, suit or proceeding before or by any court or governmental agency or body or otherwise, now pending, or to the knowledge of such Party, threatened against such Party or its property that may result in a material adverse change in the condition, financial or otherwise or business prospects of such Party, and (d) this Agreement has been duly executed and delivered on behalf of such Party and is a legal and binding obligation of such Party enforceable against it in accordance with the terms of this Agreement except (i) as the same may be limited by bankruptcy, insolvency, reorganization, or other laws or equitable principles relating to or affecting the enforcement of creditors' rights and (ii) that the availability of equitable remedies including specific performance is subject to general equitable principles applied at the discretion of a court.

         17.2. Representations of Intersections. In connection with its activities hereunder, Intersections Inc. and CreditComm Services LLC (collectively referred to below as "Intersections") each represents and warrants to Equifax that:

                  17.2.1. Intersections does and will continue to comply fully with the all applicable statutes, rules and regulations in any jurisdiction in which it offers and provides Intersections Services, including without limitation the Fair Credit Reporting Act;

                  17.2.2. Intersections will comply with all the terms and conditions set forth in this Agreement and will perform the Intersections Services in accordance with the Performance Standards set forth in this Agreement and any Exhibits;

                  17.2.3 Intersections has obtained all required third-Party, governmental and regulatory licenses, registrations and approvals as may be necessary for it to offer and provide the Intersections Services under the terms of this Agreement;

                  17.2.4 Any Network Connectivity or Internet related activity relating to any Intersections Service and any Internet Content provided by Intersections under this Agreement, shall comply fully with the provisions of Section 15 (Provisions Relating To Networks and Systems) and Exhibit-I (Internet Service Standards) and do not and will not infringe or violate the intellectual property rights or any other rights of any nature of any third party, or contain defamatory or indecent matter.

         17.3. Representations of Equifax. In connection with its activities, hereunder, Equifax represents and warrants to Intersections Inc and to CreditComm Services LLC that:

                  17.3.1. Equifax does and will continue to comply fully with all applicable statutes, rules and regulations in any jurisdiction in which it offers and provides Equifax Services including without limitation the Fair Credit Reporting Act.;

                  17.3.2. Equifax will comply with all the terms and conditions set forth in this Agreement and will perform the Equifax Services in accordance with the Performance Standards set forth in this Agreement and any Exhibits;

                  17.3.3. Equifax has obtained all required third-party, governmental and regulatory licenses, registrations and approvals as may be necessary for it to offer and provide the Equifax Services under the terms of this Agreement;

                  17.3.4. Any Network Connectivity or Internet related activity relating to any Equifax Service and any Internet Content by Equifax provided under this Agreement shall comply fully with the provisions of Section 15 (Provisions Relating To Networks and Systems) and Exhibit-I (Internet Service Standards), and do not and will not infringe or violate the intellectual property rights or any other rights of any nature of any third party, or contain defamatory or indecent matter.

         17.4. Intellectual property. Each Party represents and warrants that it has good and clear title to all Marks that it may provide to the other to use in connection with any Service or this Agreement and that use thereof by the other Party pursuant to this Agreement, in connection with the Services will not violate or infringe the rights of any third party, including, without limitation, those rights related to patent, trademark, or service mark infringement and unfair competition.

18.      INSURANCE

         18.1 Insurance to be Maintained by Both Parties. Intersections and Equifax each agree to maintain insurance of the kinds and limits set forth below:

                  18.1.1 Workers' compensation coverage, including occupational disease and employer's liability insurance, in limits and with coverage as required by the applicable laws of each jurisdiction in which it does business, but in no event, with respect to employer's liability insurance, less than the following limits:

                               (A) bodily injury by accident: $1,000,000 per accident, and

                               (B) bodily injury by disease: $1,000,000 per employee, and

                               (C) bodily injury by disease: $1,000,000 policy Limit

                  18.1.2 Commercial general liability insurance which includes coverage for premises and operations liability, independent contractor liability, blanket contractual liability, cross liability coverage, separation of insureds in amounts not less than the following limits:

                               (A) $2,000,000 general aggregate,

                               (B) $2,000,000 bodily injury and property damage combined single limit each occurrence.

                  18.1.3 Professional Liability insurance covering the Services performed for Equifax and its customers with limits of liability of not less than $1,000,000 each claim and $1,000,000 aggregate.

                  18.1.4 Automobile Liability and Property Damage Insurance, including coverage on owned, hired, non-owned automobiles and loaned vehicles, with Bodily Injury and Property Damage limits of not less than One Million Dollar ($1,000,000) per occurrence combined single limit.

         18.2 Each such policy shall be written on an occurrence basis, except for the professional liability coverage which shall be written on a claims made basis. Each policy shall contain a clause requiring the insurance carrier to notify the Party which is not the policy holder, Intersections or Equifax, respectively, not less than thirty
         (30) days prior to the termination or material modification of any such policy. Each Party shall provide to the other with its insurance carriers' Certificates of Insurance that all insurance required is in force.

         18.3 Each Party shall have its insurance carrier or carriers certify to the other Party that all insurance required by this Agreement is in force, such certificates shall stipulate that the insurance will not be canceled, unrenewed or substantially changed without thirty (30) days' prior notice by certified mail to such other Party which is not the policy holder. A Party shall, on request, permit the other Party to examine its original insurance policies relating to the insurance required by this Agreement.

         18.4 Either Party may carry, at its own, respective expense, such additional insurance as it may deem necessary or desirable. Neither, Intersections nor Equifax shall be deemed to be relieved of any responsibility arising under or related to this Agreement by the fact that it carries insurance, and no such responsibility shall be deemed in any way limited by the fact of such insurance.

19.      LIABILITY; INDEMNIFICATION

         19.1. Intersections Indemnification. Intersections and CreditComm Services Inc. jointly and severally agree to indemnify, defend and hold harmless the Equifax and its directors, officers, employees and agents (the "Affected Indemnitees") from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) in connection with any and all actions or threatened actions ("Indemnifiable Losses") incurred or suffered by any of the Affected Indemnitees arising from, related to or associated with (i) any claim, complaint, action, proceeding, counterclaim or offset incurred in connection with Intersection's provision of or failure to provide any of the Intersections Services, or any feature thereof, including, but not limited to, any claim by any third party arising out of the use of or quality of any materials or Services provided by Intersections; (ii) Intersections, its employees, officers, directors, subcontractors, or agents failure to perform in accordance with any of the terms and conditions of this Agreement, including but not limited to, breach of any of the representations, warranties, and covenants made herein by Intersections or any of its related parties; and (iii) any violation by Intersections of applicable federal, state or local laws or regulations, including but not limited to Federal Communications Commission or Federal Trade Commission rules or regulations.

         19.2. Equifax Indemnification. Equifax agrees to indemnify, defend and hold harmless Intersections Inc. and CreditComm Services LLC (hereinafter collectively "Intersections") their directors, officers, employees and agents (the "Intersections Indemnitees") from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) in connection with any and all actions or threatened actions ("Indemnifiable Losses") incurred or suffered by any of the Intersections Indemnitees arising from, related to or associated with (i) any claim, complaint, action, proceeding, counterclaim or offset incurred in connection with Equifax's provision of or failure to provide any of the Equifax Services, or any feature thereof, including, but not limited to, any claim by any third party arising out of the use of or quality of any materials or Services provided by Equifax; (ii) Equifax, its employees, officers, directors, subcontractors, or agents failure to perform in accordance with any of the terms and conditions of this Agreement, including but not limited to, breach of any of the representations, warranties, and covenants made herein by Equifax or any of its related parties; and (iii) any violation by Equifax of applicable federal, state or local laws or regulations, including but not limited to Federal Communications Commission or Federal Trade Commission rules or regulations.

         19.3. Insurers. No insurer or any other third-party shall be, by virtue of the foregoing indemnification provisions, (i) entitled to a benefit it would not be entitled to receive in the absence of such provisions, (ii) relieved of the responsibility to pay any claims to which it is obligated, or (iii) entitled to any subrogation rights with respect to any obligation hereunder.

         19.4. Indemnification Process. The Party seeking indemnification shall notify the indemnifying Party of any claim under this Article within thirty (30) days (or such shorter period as may be required to respond to a third party claim) after receipt of notice. A Party required to indemnify the other Party under this Agreement shall have no obligation for any claim under this Section if:

                  19.4.1.  the indemnified Party fails to notify the
                        indemnifying Party of such claim as provided above, but only to the extent that the defense of such claim is prejudiced by such failure;

                  19.4.2.  the indemnified Party fails to tender control of the defense of such claim to the indemnifying Party; or

                  19.4.3.  the indemnified Party fails to provide the
                        indemnifying Party with all reasonable cooperation in the defense of such claim (the cost thereof to be borne by the indemnifying Party) but only to the extent that the defense of such claim is prejudiced by such failure.

         19.5. Consent. The indemnifying Party shall have no obligation for any claim under this Agreement if the indemnified Party makes any admission or settlement regarding such claim without the prior written consent of the indemnifying Party, which consent shall not be unreasonably withheld.

         19.6. Participation. The indemnified Party shall have the right (but not the obligation) to participate in such defense or settlement, in which event such indemnified Party shall pay its attorneys' fees In connection with such participation.

         19.7. CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL EITHER EQUIFAX OR INTERSECTIONS, OR ANY OF THEIR RESPECTIVE AFFILIATES, HAVE ANY LIABILITY, WHETHER BASED ON CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY), WARRANTY OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, FOR ANY PUNITIVE, CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL OR INCIDENTAL LOSS OR DAMAGE SUFFERED BY THE OTHER ARISING FROM OR RELATED TO ANY SERVICE OR THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, INTEREST OR REVENUE, OR INTERRUPTION OF BUSINESS, EVEN IF SUCH PARTY HAS BEEN INFORMED OF OR MIGHT OTHERWISE HAVE ANTICIPATED OR FORESEEN THE POSSIBILITY OF SUCH LOSSES OR DAMAGES. NOTWITHSTANDING THE FOREGOING, ANY DAMAGES AWARDED OR OBTAINED (WHETHER BY SETTLEMENT, COMPROMISE OR JUDGMENT) AS A RESULT OF THIRD PARTY CLAIMS SHALL BE CONSIDERED DIRECT DAMAGES FOR PURPOSES OF THIS AGREEMENT.

20.      DISPUTE RESOLUTION

         20.1. Procedure. Any dispute between the Parties either with respect to the interpretation of any provision of this Agreement or with respect to the performance by Intersections or by Equifax hereunder shall be resolved as specified in this Section.

                  20.1.1.  Integrated Planning Team. A Party shall by written notice to the other Party submit a dispute to the Integrated Planning Team for resolution. Such written request shall specify in reasonable detail (i) the nature of the dispute, (ii) the approximate dollar amount at issue, and (iii) the requested resolution.

                  20.1.2.  The Integrated Planning Team shall meet (which may via Conference call) as soon as possible, but not later than ten (10) business days after the receipt of the notice, and as often as necessary thereafter, as mutually agreed to, to gather and furnish to each Party information with respect to the matter in issue that is appropriate and germane to its resolution.

                  20.1.3.  The Integrated Planning Team shall discuss the
                        problem and negotiate in good faith in an effort to resolve the dispute.

         20.2. Project Executive. If the Integrated Planning Team does not resolve the dispute within thirty (30) days after the date of receipt by a Party of a notice of submission of a dispute to the Integrated Planning Team for resolution, the members of the Integrated Planning Team shall report to their respective Project Executives and the dispute shall be remitted to the Project Executives for resolution. The Project Executives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute within thirty (30) days after the referral to them.

         20.3. If the Project Executives do not resolve the dispute within such thirty (30) day period referenced in Section 20.2 above, then the Party who presented the dispute shall be free to pursue any other remedies available to it.

         20.4. Continued Performance. The Parties agree to continue performing their respective obligations under the Agreement (including the Exhibits and any Addendum) while any dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions of the Agreement.

21.      TERM; TERMINATION; SURVIVAL

         21.1. Term. The term of this Agreement will begin as of the Effective Date and will expire five (5) years from the Effective Date, unless sooner terminated as provided below. This Agreement will renew automatically for additional two-year terms, unless either Party provides written notice to the other twelve (12) months prior to any termination date that it wishes the Agreement to terminate and not renew.

         The date on which this Agreement terminates in its entirety by expiration or otherwise shall be the "Termination Date".

         21.2. Partial Termination. Notwithstanding Section 21.1 above, either Equifax with respect to an Intersections Service, or Intersections with respect to an Equifax Service, as the recipient of a particular Service, may, at its option, upon no less than sixty (60) days prior written notice to the other (or such other period as the parties may mutually agree in writing), direct the other to discontinue such Service. In the event of any termination with respect to one or more, but less than all, Services to be provided hereunder, this

         Agreement will continue in full force and effect with respect to any Services not terminated.

         21.3.    Partial Termination Due to Breach. Notwithstanding Section
         21.1 above, either Equifax or Intersections, as the provider or recipient of a particular Service, may terminate a particular service being provided under an applicable Exhibit if the other Party materially breaches any of the terms hereof or of such applicable Exhibit and such breach is not cured within thirty (30) days after written notice of breach is delivered to the breaching Party; provided, however, that if the breach is not capable of being cured within such thirty (30) day period and the breaching Party is proceeding to cure the breach with reasonable diligence, and has provided prior to the end of such thirty-day period written notice to the other Party detailing its efforts to cure the breach and when it anticipated completion of the cure, the cure period shall be extended an additional thirty (30) days.

         21.4. Termination. Notwithstanding Section 21.1 above, this Agreement may be terminated in its entirety in accordance with any of the following:

                  21.4.1.  By Agreement. Upon written agreement of the parties;

                  21.4.2.  Material Breach. By either Intersections or Equifax for material breach by the other of any of the terms hereof if the breach is not cured within thirty (30) days after written notice of breach is delivered to the breaching Party; provided, however, that if the breach is not capable of being cured within such thirty (30) day period and the breaching Party is proceeding to cure the breach with reasonable diligence, the cure period shall be extended an additional thirty (30) days;

                  21.4.3.  Insolvency. By either Intersections or Equifax, upon written notice to the other if the other becomes insolvent or makes an assignment of substantially all of its assets for the benefit of creditors, or is placed in receivership, reorganization, liquidation or bankruptcy;

                  21.4.4.  Change of Control of Intersections. By Equifax, upon written notice to Intersections pursuant to Section 3.8 (relating to Restricted Purchasers) of a certain Amended and Restated Stockholders' Agreement dated as of November ____, 2001 by and among, Intersections, CD Holdings Inc., (an Affiliate of Equifax), and those other stockholders of Intersections named as signatures thereto; or

                  21.4.5.  Force Majeure Event. Subject to Section 23, by either
                        Party due to a Force Majeure Event (as defined in Section 23 below) impacting the other Party's performance hereunder.

         21.5. Upon any termination or expiration pursuant to this Section 21, Equifax and Intersections shall be compensated for all Services performed through the Termination Date in accordance with the provisions of this Agreement.

         21.6. Upon termination or expiration of this Agreement (or an Exhibit, as the case may be), all rights and obligations of the Parties under this Agreement (or such Exhibit, as the case may be) will immediately cease and terminate (except for the rights and obligations pursuant to SECTIONS 10, 12, 13, 14, 19, 20, 25.5, AND 25.8 and the definitions required thereby, which will survive such termination or expiration), and neither Party will have any further obligation to the other Party with respect to this Agreement (or such Exhibit, as the case may be), except (i) for fees and reimbursable expenses payable to the other Party accrued but unpaid at the date of termination or expiration, and (ii) as set forth in the provisions of this Agreement which are specifically designated herein as surviving such termination or expiration.

22.      AMENDMENT AND WAIVER.

This Agreement may not be altered or amended, nor may any rights hereunder be waived, except by an instrument in writing executed by the Party or Parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

23.      FORCE MAJEURE.

Neither Party shall be liable for any default or delay in the performance of its obligations hereunder (except for the payment of money) if and to the extent such default or delay is caused, directly or indirectly, by acts of God, governmental acts, accidents, wars, terrorism, riots or civil unrest, labor disputes, fires, storms, earthquakes, floods or elements of nature, or any other cause beyond the reasonable control of such Party, provided such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the nonperforming Party through the use of commercially reasonable alternative sources, workaround plans or other means (individually, a "Force Majeure Event"). Upon the occurrence of a Force Majeure Event, the nonperforming Party will be excused from any further performance or observance of the obligations so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance will immediately notify the other by telephone (to be confirmed in writing within five (5) days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay. If any Force Majeure Event substantially prevents, hinders, or delays performance of any Service for more than fifteen
(15) consecutive days, then the Party receiving the Service may procure such Services from an alternate source (whereupon the fees related to that Service hereunder shall be reduced accordingly. If any Force Majeure Event continues for more than sixty (60) consecutive days, then the Party receiving the Service may terminate this Agreement as to the Effected Service as of a date specified by such Party in a written notice of termination to the other Party.

24.      AUDITS

Either Party may audit the other not more often than once in any twelve (12) month period for the purpose of determining (i) compliance with the terms of this Agreement, or (ii) the accuracy of billings and or remittances. A party (the "Auditing Party") may initiate an audit by giving to the other Party no less than ten (10) business days written notice of its request to audit. The Parties shall agree on the dates, time and scope of the audit. Such audit may include, interviews of relevant personnel and review of documentation. Any such audit will be performed in coordination with the management of the Party being audited and shall occur during the normal business hours of such Party. The Party being audited shall provide all information reasonably requested by the Auditing Party in connection with any such audit. The Auditing Party shall comply with all of the other Party's rules and procedures regarding access to its premises and records.

25.      GENERAL PROVISIONS

         25.1. Assignment; Parties in Interest. Neither of the Parties hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of the other Party. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any person or entity other than Equifax and the Equifax Indemnitees and Intersections and the Intersections Indemnitees under Section 19 hereof.

         25.2. Conflicts Between this Agreement and an Exhibit. As long as any Exhibit remains in effect, the terms of this Agreement shall govern such Exhibit. If any provision of an applicable Exhibit conflicts with a provision of this Agreement, the provision of such Exhibit will control; provided, however, that in no event shall the term for the provision of any Service under this Agreement or an Exhibit extend beyond the Termination Date. Obligations pursuant to separately executed agreements, i.e., the Data Agreement, the Credit Monitoring Agreement and the Hosting Agreement, shall be governed by the respective terms of those respective agreements.

         25.3. Applicability to Affiliates. Equifax and Intersections shall each cause their Affiliates to (a) comply with this Agreement and the Exhibits hereto and (b) perform the Services described on the Exhibits hereto. From time to time after the date hereof, Equifax and Intersections may change which of their Affiliates shall provide or receive services hereunder, provided that such changes do not materially change the nature of the Services being provided.

         25.4. Independent Contractors. Each of Intersections and Equifax is an independent contractor. Neither Party shall have any authority to bind the other Party unless expressly agreed in writing. Nothing in this Agreement shall be construed to create a partnership, agency or employer-employee relationship between Intersections and Equifax.

         25.5. Notices. All notices and communications under this Agreement shall be in writing and shall be deemed to have been given (a) when received, if such notice or communication is delivered by facsimile, or hand delivery, (b) one (1) business day after recognized or overnight courier, and (c) three (3) business days after mailing if such notice or communication is sent by United States registered or certified mail, return receipt requested, first class postage prepaid. All notices and communications, to be effective, must be properly addressed to the Party to whom the same is directed at its address as follows:

                  If to Equifax, to:         Equifax Inc.

                                             1550 Peachtree Street, N.W.
                                             Atlanta, Georgia  30309
                                             Attention: Virgil Gardaya
                                                        Corporate Vice President
                                             Fax: (404) 885-8682

                  with a copy to:            Equifax Inc.
                                             1550 Peachtree Street
                                             Atlanta, Georgia  30309
                                             Attention: Kent E. Mast
                                                        General Counsel
                                             Fax: (404) 885-8988

                  If to Intersections, to:   Intersections Inc.
                                             14930 Bogle Drive
                                             Chantilly, VA 20151
                                             Attention: Michael Stansfield
                                                        Chief Executive Officer

                  with a copy to:            Intersections Inc.
                                             14930 Bogle Drive
                                             Chantilly, VA 20151
                                             Attention: Ken Schwartz
                                                        Chief Financial Officer

         Either Party may, by written notice delivered to the other Party in accordance with this Section 26.5, change the address to which delivery of any notice shall thereafter be made. Notice given to Intersections Inc. pursuant to this Agreement shall be deemed to have been equally given to CreditComm Services LLC.

         25.6. Entire Agreement. Except as set forth in the Second Addendum to the Data Agreement referred to in Section 7.1.2 hereof, the Credit Monitoring Agreement referred to in Section 7.1.13 hereof, and the Hosting Agreement referred to in Section 9 hereof, each executed as of the date hereof by the parties hereto, and the Agreement Regarding Equifax Authentication Service referred to in Section 8 hereof, this Agreement, including all Exhibits hereto, constitutes the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. All Exhibits attached hereto are by this reference made a part of this Agreement and are incorporated herein, and any reference herein to "this Agreement" or "the Agreement" shall include any applicable Exhibits.

         25.7. Severability. The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though such void, voidable or unenforceable provision were not a part hereof.

         25.8. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Georgia, without regard to the conflicts of law rules of such state. Notwithstanding the foregoing, if all of the providers and recipients of services under a particular Exhibit are residents of the same country (other than the United States), this Agreement shall be construed in accordance with, and governed by, the laws of such country with respect to such Exhibit only.

         25.9. Headings. The Section headings set forth in this Agreement are included for administrative, organizational and convenience purposes, and are not intended to affect the meaning of the provisions set forth in this Agreement or to be used in the interpretation of this Agreement.

         25.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

EQUIFAX CONSUMER SERVICES INC.               INTERSECTIONS INC.

By: _______________________________          By: _______________________________

Name: _____________________________          Name: _____________________________

Title: ____________________________          Title: ____________________________


CREDITCOMM SERVICES LLC

By: _______________________________

Name: _____________________________

Title: ____________________________

                               ADDENDUM NUMBER TWO
                                       TO
                         MASTER AGREEMENT FOR MARKETING,
                      OPERATIONAL AND COOPERATIVE SERVICES

         THIS ADDENDUM NUMBER TWO ("ADDENDUM") to the Master Agreement for Marketing, Operational and Cooperative Services dated as of November 27, 2001 (the "MASTER AGREEMENT") among Equifax Consumer Services, Inc., a Georgia corporation ("EQUIFAX"), Intersections Inc., a Delaware corporation and CreditComm Services LLC, a Delaware limited liability company, is made as of May 31, 2002. Intersections Inc. and CreditComm Services LLC are collectively referred to herein as "INTERSECTIONS" and shall be jointly and severally responsible for all obligations of Intersections hereunder. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

         WHEREAS, the Agreement sets forth the terms and conditions on which the parties are to provide specified services to one another and to their respective Users; and

         WHEREAS, the parties desire to provide similar services to customers of third parties, initially including Capita] One Bank and certain affiliates, under private labeling arrangements; and

         WHEREAS, the parties intend to establish the terms and conditions on which they will provide such similar services;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Private Labeling Services. Each private labeling service opportunity proposed by either party shall be deemed a Cooperative Opportunity and shall be promptly and diligently evaluated by the parties as such, but without reference to the timing requirements of Section 6.1.1 of the Master Agreement. If the parties agree to pursue any such Cooperative Opportunity, they shall document such agreement in the form of a "PROJECT AGREEMENT" that (i) makes reference to this Addendum, (ii) provides the terms and conditions set forth in clauses (a) through (k) of Section 6.1.1 of the Master Agreement, provided that inapplicable terms may be omitted, and (iii) includes as an annex the underlying agreement for services to be provided to the third party. The Project Agreement for the Capital One project is attached hereto as Exhibit A.

2. Master Agreement. Except as specifically set forth in this Addendum, this Addendum supplements and is incorporated into, but does not alter or supersede, the Master Agreement. Except as specifically set forth in a Project Agreement, no Project Agreement shall supersede or amend this Addendum or the Master Agreement. Each Project Agreement shall be deemed to be an Exhibit to the Master Agreement for purposes thereof. Services provided by

Intersections pursuant to a Project Agreement shall be deemed to be Intersections Services, and services provided by Equifax pursuant to a Project Agreement shall be deemed to be Equifax Services, for all purposes under the Master Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective authorized representatives.

EQUIFAX, CONSUMER SERVICES INC.              INTERSECTIONS INC.

By:                                          By:
   -------------------------------              -------------------------------
Name:                                        Name:
     -----------------------------                -----------------------------
Title:                                       Title:
      ----------------------------                 ----------------------------


                                             CREDITCOMM SERVICES, LLC.

                                             By:
                                                ------------------------------
                                             Name:
                                                  ----------------------------
                                             Title:
                                                   ----------------------------

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